Exhibit 99.1

Media Contact: Joan Palm
U.S. Telephone: 651.310.2685
E-mail: joan.palm@stpaul.com

Investor Contact: Laura Gagnon
U.S. Telephone: 651.310.7696
E-mail: laura.gagnon@stpaul.com

FOR IMMEDIATE RELEASE

Shareholders of St. Paul and Travelers approve combination of the companies

SAINT PAUL, Minn., March 19, 2004 - The St. Paul Companies (NYSE: SPC) announced today that shareholders of The St. Paul approved all proposals relating to the combination of The St. Paul and Travelers Property Casualty Corp. (the “Travelers Merger”). Of the shares voted, approximately 97.7 percent were in favor of the issuance of St. Paul stock in the transaction, 97.7 percent were in favor of amending the company's bylaws, 95.0 percent were in favor of the required amendment to the company's charter and 95.6 percent were in favor of the additional articles amendment reducing the shareholder approval required for certain future fundamental actions. The shareholders of Travelers also approved the transaction at a separate meeting today.

     The regulatory approval process for the transaction is proceeding on schedule. Final approvals have been granted in seven of the 11 states in which they are being sought, and the company is pleased with the progress in the remaining states and foreign jurisdictions. The companies expect to close the transaction in early April 2004.

About The St. Paul Companies

     The St. Paul Companies is headquartered in Saint Paul, Minnesota, and provides commercial property-liability insurance and asset management services. The St. Paul reported 2003 revenue of $8.85 billion and total assets of $39.56 billion. For additional information about The St. Paul see: www.stpaul.com.

Forward-Looking Statements

     This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform act of 1995. All Statements other than statements of historical facts may be forward-looking statements. Many risks and uncertainties may impact the matters addressed in forward-looking statements, and actual results may differ materially from those expressed or implied. For a discussion of the factors that could cause actual results to differ, please see the disclosure under the heading “Forward-Looking Statement Disclosure and Certain Risks” in the Company's most recent annual report on Form 10-K filed with the Securities and Exchange Commission.